Exhibit 99.1

AGIG INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

1

AGIG CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Abundia Global Impact Group LLC

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Abundia Global Impact Group LLC (the Company) as of December 31, 2024 and 2023, the related consolidated statements of operations and comprehensive loss, changes in members’ equity and cash flows for each of the two years ended December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provide a reasonable basis for our opinion.

Emphasis of Matter - Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is pre-revenue and has suffered recurring losses from operations, has a net capital deficiency and has a significant financing facility maturing within the next twelve months. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Valuation for Warrant

As described in Notes 8 to the consolidated financial statements, the Company has issued a warrant in connection with their convertible debt agreement. The accounting for these financial instruments was identified as a critical audit matter due to the valuation of the warrant involving significant judgment, as it requires the use of the Black-Scholes model, weighted by management’s estimate of the probability of occurrence. The Black-Scholes model relies on several assumptions, including stock price volatility, risk-free interest rates, discount rates, and the expected life of the warrant.

How the Matter Was Addressed in the Audit

Our audit procedures related to the accounting and valuation of the convertible debt instruments and warrants included the following, among others:

● We obtained an understanding of the relevant controls over the Company’s process the valuation of the convertible note instrument and warrant.

● We involved our valuation specialists to assist in assessing the reasonableness of the assumptions and methodologies used by the Company in valuing the conversion features and warrant, including the use of the Black-Scholes model.

● We tested the completeness and accuracy of the underlying data used in the valuation models.

● We assessed the adequacy of the Company’s disclosures related to the convertible debt instruments and warrant.

● We assessed the adequacy of the Company’s disclosures related to the convertible debt instruments and warrants.

We have served as the Company’s auditor since 2020.

/s/ Baker Tilly US, LLP

Houston, Texas

February 24, 2025

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ABUNDIA GLOBAL IMPACT GROUP LLC

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,
	2024	2023
ASSETS

Current Assets
Cash and cash equivalents	$525,809	$390,324
Convertible promissory note receivable, net	—	2,699,570
Government grant receivable	205,424	—
Prepaid expenses and other current assets	122,283	13,367

Total Current Assets	853,516	3,103,261

Property and equipment, net	312	1,516

Other Assets
Capitalized patents, net	1,145,860	841,626
Deposits on license agreements	2,115,000	3,115,000

Total Other Assets	3,260,860	3,956,626

Total Assets	$4,114,688	$7,061,403

LIABILITIES AND MEMBERS’ DEFICIT

Current Liabilities
Accounts payable and accrued liabilities	$279,537	$294,225
Convertible promissory note	5,860,274	5,459,178
Warrant liabilities	45,965	2,130,115
Other payables	7,775	13,523

Total Current Liabilities	6,193,551	7,897,041

Total Liabilities	6,193,551	7,897,041

Commitments and Contingencies (Note 11)

Members’ Deficit	(2,053,910)	(824,284)

Noncontrolling Interest	(24,953)	(11,354)

Total Members’ Deficit	(2,078,863)	(835,638)

Total Liabilities and Members’ Deficit	$4,114,688	$7,061,403

The accompanying notes are an integral part of these audited consolidated financial statements.

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ABUNDIA GLOBAL IMPACT GROUP LLC

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	FOR THE
	YEARS ENDED
	DECEMBER 31,
	2024	2023
OPERATING EXPENSES
General and administrative	$1,912,293	$1,111,036
Research and development	1,651,170	839,243
Professional fees	543,364	685,969
Foreign exchange loss (gain)	44,388	(16,862)
Provision for loss on convertible note receivable	2,942,029	—
Impairment of license deposit	1,000,000	—
Impairment of capitalized fees on abandoned asset acquisition	—	165,843

Total Operating Expenses	8,093,244	2,785,229

OTHER INCOME AND (EXPENSE)
Grant income	2,545,783	—
Change in fair value of warrant liabilities	2,084,150	(119,313)
Interest income	242,459	181,804
Other income	—	65,000
Interest expense	(401,096)	(2,399,430)

Total Other Income and (Expense)	4,471,296	(2,271,939)

NET LOSS	(3,621,948)	(5,057,168)

Net loss attributable to noncontrolling interest	13,599	10,682

NET LOSS ATTRIBUTABLE TO ABUNDIA GLOBAL IMPACT GROUP LLC	(3,608,349)	(5,046,486)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(16,377)	(48,535)

COMPREHENSIVE LOSS	$(3,624,726)	$(5,095,021)

The accompanying notes are an integral part of these audited consolidated financial statements.

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ABUNDIA GLOBAL IMPACT GROUP LLC

Consolidated statements of changes in members’ equity (deficit)

for the years ended December 31, 2024 and 2023

	Members’ Contributions	Accumulated Deficit	Non-controlling Interest	Total Members’ Equity (Deficit)

Balance at January 1, 2023	$8,834,570	$(7,952,018)	$(672)	$881,880

Capital Contributions	3,388,185	—	—	3,388,185

Net Loss	—	(5,046,486)	(10,682)	(5,057,168)

Other Comprehensive Loss	—	(48,535)	—	(48,535)

Balance at December 31, 2023	$12,222,755	$(13,047,039)	$(11,354)	$(835,638)

Capital Contributions	2,395,100	—	—	2,395,100

Net Loss	—	(3,608,349)	(13,599)	(3,621,948)

Other Comprehensive Loss	—	(16,377)	—	(16,377)

Balance at December 31, 2024	$14,617,855	$(16,671,765)	$(24,953)	$(2,078,863)

The accompanying notes are an integral part of these audited consolidated financial statements.

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ABUNDIA GLOBAL IMPACT GROUP LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE
	YEARS ENDED
	DECEMBER 31,
	2024	2023
Cash Flows From Operating Activities:
Net loss	$(3,621,948)	$(5,057,168)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,507	5,300
Provision for loss on convertible note receivable	2,942,029	—
Change in fair value of warrant liabilities	(2,084,150)	119,313
Amortization of debt discount	—	1,999,430
Impairment of license deposit	1,000,000	—
Impairment of capitalized fees on abandonment of asset acquisition	—	165,843

Accrued interest receivable	(242,459)	(181,804)
Accrued interest payable	401,096	400,000

Changes in operating assets and liabilities:
Government grant receivable	(205,424)	—
Prepaid expenses and other current assets	(108,915)	18,757
Accounts payable and accrued expenses	(14,688)	78,168
Other payables	(5,748)	(4,460)

Net Cash Flows Used In Operating Activities	(1,924,700)	(2,456,621)

Cash Flows From Investing Activities:
Deposits on license agreements	—	(740,000)
Advances under convertible promissory note receivable	—	(200,000)
Acquisition costs related to other long-term assets	—	(5,355)
Payments related to patent application costs	(318,538)	(594,162)

Net Cash Flows Used In Investing Activities	(318,538)	(1,539,517)

Net Cash Flows from Financing Activities
Capital contributions	2,395,100	3,388,185

Net Cash Flows Provided by Financing Activities	2,395,100	3,388,185

Effect of exchange rate changes	(16,377)	(48,535)

Net Change in Cash and Cash Equivalents:	135,485	(656,488)

Beginning Cash and Cash Equivalents:	$390,324	$1,046,812

Ending Cash and Cash Equivalents:	$525,809	$390,324

The accompanying notes are an integral part of these audited consolidated financial statements

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ABUNDIA GLOBAL IMPACT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Abundia Global Impact Group LLC’s (“AGIG’s” or “the Company’s”) business plan is to raise the necessary debt or equity funding to build and operate biomass and plastic recycling plants on a global basis using a combination of proprietary, licensed and commercialized technologies to provide a complete process which turns waste plastics and biomass into drop-in alternatives to fossil derived energy, fuels and chemicals.

AGIG’s activities to date have focused on the research and development and fund-raising activities required to implement its business plan.

Effective December 9, 2024, AGIG entered into a non-binding LOI to be acquired by Houston American Energy Corp (“HUSA”) subject to due diligence.

NOTE 2. GOING CONCERN

The Company’s consolidated financial statements are prepared on a going concern basis, which contemplates the realization of assets and the liquidation of liabilities during the normal course of business. Since inception, the Company has had no revenue generating activities and its only source of income has been grant income of $2,545,783 recognized during the year ended December 31, 2024. For the year ended December 31, 2024, the Company reported a net loss of $3,621,948, negative working capital of $5,340,035 and an accumulated deficit of $16,671,765.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments resulting from the outcome of this uncertainty. The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital and implement its proposed business plan of building and operating biomass and plastic recycling plants on a profitable basis. The Company intends to rely upon continued financial support from its principal majority shareholder to fund its working capital needs. No assurances can be given that the majority will continue to fund the Company’s working capital needs, the Company will be able to raise the equity and debt required to implement its business plan or that the Company will be successful in building and operating biomass and plastic recycling plants on a profitable basis. As a result, there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date the consolidated financial statements are available to be issued.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. These policies conform to GAAP and have been consistently applied.

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Consolidated Financial Statements

These consolidated statements include the financial statements of the Company and the following subsidiary companies from the date of their formation or incorporation:

Company Name	Country of Formation / Incorporation	Date of Incorporation	Percentage Ownership
Abundia Biomass LLC	USA	March 26, 2019	100%
Abundia Biomass-to-Liquids Limited	UK	July 10, 2020	77.5%
Abundia Plastics to Liquids LLC	US	September 10, 2021	100%
Abundia Plastics Europe Limited	UK	January 14, 2020	100%
Abundia Global Impact Group (Ireland) Limited	Ireland	February 4, 2022	100%
Abundia Global Impact Group (UK) Limited	UK	May 5, 2023	100%

All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates. Significant estimates include the allowance for estimated credit losses on convertible notes receivable and other financial assets, impairment evaluations of long-lived assets, fair value measurements of warrant liabilities and other financial instruments, and assessments of contingent liabilities.

Foreign Currency Translation

The Company has functional currencies in Euros, US Dollars and British Pounds Sterling and its reporting currency is the US Dollar. Management has adopted Accounting Standards Codification (“ASC”) 830-20, “Foreign Currency Matters – Foreign Currency Transactions”. All assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. For revenues and expenses, the weighted average exchange rate for the period is used. Gains and losses arising on translation of foreign currency denominated transactions are included in other comprehensive loss.

Related Party Transactions

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person’s immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. See Note 12 below for details of related party transactions during the years ended December 31, 2024 and 2023, respectively.

Cash and Cash Equivalents:

Cash represents cash deposits held at financial institutions. Cash equivalents include short-term highly liquid investments of sufficient credit quality that are readily convertible to known amounts of cash and have original maturities of three months or less. Cash equivalents are held for meeting short-term liquidity requirements, rather than for investment purposes. Cash and cash equivalents are held at major financial institutions and are subject to credit risk to the extent they exceed government deposit insurance limits in the country in which they are located. The Company has not experienced any losses to date on depository accounts.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of amounts paid in advance for goods or services to be received in future periods, refundable deposit related to a feasibility study for a potential real estate acquisition, and a receivable from the Irish government for recoverable value-added tax (VAT) incurred on expenses.

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Convertible Promissory Note Receivable and Current Expected Credit Losses

As the Company has the intent and ability to hold the convertible note receivable for the foreseeable future, or until maturity or prepayment, the convertible note receivable is reported at its recorded investment, less deferred fundings and any allowance for expected credit losses.

The recorded investment of the convertible note receivable includes unpaid principal, accrued interest and fees, net of deferred loan fees or costs and unamortized premium or discount (if any). The recorded investment is reduced by any full or partial charge-offs and by any receipts of interest applied under the cost recovery method of accounting.

The Company evaluates its convertible note receivable for expected credit losses in accordance with ASC 326, “Financial Instruments – Credit Losses,” and records an allowance for losses based on the current expected credit loss model. The allowance is determined based on an assessment of specific identifiable amounts considered at risk or uncollectible, incorporating estimated forward-looking losses due to potential borrower default and an evaluation of the recoverability of the note.

During the year ended December 31, 2024, the Company recorded a full allowance of $2,942,029 for expected credit losses on its convertible note receivable, as management determined that the future economic benefit from the convertible note receivable was highly uncertain, with no expected future cash flows and no marketability for sale or transfer During the year ended December 31, 2023, the Company evaluated the likelihood of expected credit losses on its convertible note receivable and determined that no allowance for expected credit losses was required at that time.

See Note 4 below for further details.

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount the Company would receive to sell an asset or pay to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. In the absence of such data, fair value is estimated using internal information consistent with what market participants would use in a hypothetical transaction.

According to ASC 820, “Fair Value Measurement,” the fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value. The Company’s assessment of the significance of a particular input to the fair value measurements requires judgment and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy. The Company uses appropriate valuation techniques based on available inputs to measure the fair value of its assets and liabilities. The fair value hierarchy is defined in the following three categories:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

The Company holds certain assets and liabilities that are required to be measured at fair value on a recurring and non-recurring basis. See Note 9 for further details.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Additions and major replacements or betterments are added to the assets at cost. Maintenance and repair costs and minor replacements are charged to expense when incurred.

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Capitalized Patent Costs:

Patent costs, including legal fees associated with the creation of intellectual property and patent registration costs are capitalized as incurred. These costs are amortized over the estimated useful life of the patent commencing from the date the patent has been granted.

Deposits on License Agreements:

Deposits paid in connection with license agreements that are to be applied against future license fees are capitalized as other assets pending the commencement of fee generating operations under the license agreements. When fee generating operations under the license agreements commence, the deposits will be applied against the balance of fees due and payable. In the event fee generating operations under the license agreements fail to occur, the deposits will be expensed as abortive transaction costs.

Other Long-term Assets

Fees incurred in respect of proposed real estate acquisitions are capitalized as other long-term assets pending completion of the acquisition. When the acquisition of the real estate is completed, in accordance with ASC 805-50-30-1, the fees are included as part of the acquisition cost of the real estate. In the event the real estate acquisition fails to be completed, the fees are expensed as abandoned transaction costs.

During the year ended December 31, 2023, the Company incurred $5,355 in fees related to its proposed acquisition of certain real estate. Subsequently, during the year ended December 31, 2023, the proposed acquisition of the real estate in question was abandoned and previously capitalized fees totaling $165,843 were expensed in full immediately upon the abandonment of the proposed acquisition in operating expenses as an impairment of capitalized fees on abortive asset acquisition. This impairment is disclosed as impairment of capitalized fees on abortive asset acquisition in the Company’s consolidated statements of operations.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment in accordance with ASC 360, “Property, Plant, and Equipment,” whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. These events or changes in circumstances include, but are not limited to, significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the overall business, significant negative industry or economic trends. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset group to the estimated undiscounted cash flows over the estimated remaining useful life of the primary asset included in the asset group. If the asset group is not recoverable, the impairment loss is calculated as the excess of the carrying value over the fair value.

During the year ended December 31, 2024, the Company determined that a license deposit of $1,000,000 was impaired. The impairment was recognized as management determined that this asset no longer have a future economic benefit. The fair value of the impaired asset was determined to be zero, as there were no expected future cash flows, no alternative use, and no marketability for sale or transfer.

During the year ended December 31, 2023, the Company determined that $165,843 in capitalized fees related to an abandoned asset acquisition costs were impaired. The impairment was recognized as management determined that the asset no longer have a future economic benefit. The fair value of the impaired asset was determined to be zero, as there were no expected future cash flows, no alternative use, and no marketability for sale or transfer.

See Note 6 for further details.

Derivative Instruments

The Company evaluates its convertible promissory note, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with Topic 480 of the FASB ASC and Topic 815 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative, if required to be bifurcated, is marked-to-market at each balance sheet date and recorded as a liability. The change in fair value is recorded in the consolidated statements of operations as a component of other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

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In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

Warrants

Warrants are accounted in accordance with the guidance contained in ASC 815-40-15-7D. The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter.

The relative fair value of the warrants issued in conjunction with the convertible note have been treated as a debt discount with an offsetting credit to warrant liabilities. The debt discount related to the warrant issuances is being accreted to interest expense over the term of the note.

Income Taxes

The Company is taxed in the US as a partnership for federal and state tax purposes with all tax benefits or liabilities of its operations passing through to its members. Accordingly, the Company itself does not recognize any tax benefits or liabilities in its financial statements in respect of its operations.

In accordance with the Company’s operating agreement, to the extent possible, without impairing the Company’s ability to continue to conduct its business and activities, if the Company generates taxable income for its members, the Company is required to distribute an amount equal to the estimated tax liability of its members. As the Company has incurred taxable losses since inception, no distributions have been made to members under this provision.

The Company’s subsidiaries are subject to tax and retain all tax benefits or liabilities arising from their operations in the country in which they operate. Accordingly, the Company recognizes any tax benefits or liabilities arising in its subsidiary companies in its consolidated financial statements in respect of their operations.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to operating losses and tax credit carryforwards, as well as the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance will be provided against deferred tax assets if the Company determines it is more-likely-than-not such assets will not ultimately be realized.

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Research and Development

In accordance with ASC 730, “Research and Development” the Company expenses third-party research and development consulting costs as incurred. Research and development expenses for the years ended December 31, 2024 and 2023, were $1,651,170 and $839,243, respectively.

Deferred Financing Costs

The Company capitalizes costs incurred in connection with the establishment of the convertible promissory note and the costs that are related to a recognized liability in the balance sheet are presented as a direct deduction to that liability. These deferred costs are amortized as an adjustment to interest expense over the life of the borrowing or life of the credit facility using the straight-line method of amortization, which approximates the effective interest method. Deferred financing costs could be accelerated, written-off or replaced to the extent the Company’s financing obligations are extinguished, modified or changed in future periods. The Company incurred deferred financing costs of $441,696 at the inception of the convertible promissory note. Amortization expense on deferred financing costs for the was $388,966 for the year ended December 31, 2023 and are included in interest expense on the consolidated statements of operations and comprehensive loss.

Grant Income and Government Grant Receivable

In the absence of comprehensive recognition and measurement guidance within the scope of authoritative US generally accepted accounting principles (GAAP) for the government grant that the Company has been awarded, in accordance with guidance in ASC 832 “Government Assistance”, the Company has accounted for the grant it has received from the government by analogy using the terms of IAS 20, Accounting for Government Grants and Disclosures of Government Accounting Assistance. The Company receives funding under a government grant which reimburses the Company for certain qualifying research and development and related expenditures. Grant funding for research and development received under grant agreements where there is no obligation to repay grant funds is recognized as grant income in the period during which the related qualifying expenses are incurred, provided that the grants are fully approved by the granting agencies and the conditions under which the grants were provided have been met. Grant income recognized upon incurring qualifying expenses in advance of receipt of grant funding is recorded in the consolidated balance sheet as government grants receivable.

Recent Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update 2023-09, Improvements to Income Tax Disclosures (ASU 2023-09). ASU 2023-09 includes requirements that an entity disclose specific categories in the rate reconciliation and provide additional information for reconciling items that are greater than five percent of the amount computed by multiplying pretax income (or loss) by the applicable statutory income tax rate. The standard also requires that entities disclose income (or loss) from continuing operations before income tax expense (or benefit) and income tax expense (or benefit) each disaggregated between domestic and foreign. ASU 2023-09 is effective for annual periods beginning after December 15, 2024. The Company is currently assessing the impact of ASU 2023-09 on its disclosures.

In November 2023, the FASB issued Accounting Standards Update 2023-07, Improvements to Reportable Segment Disclosures (ASU 2023-07). ASU 2023-07 includes requirements that an entity disclose the title of the chief operating decision maker (CODM) and on an interim and annual basis, significant segment expenses and the composition of other segment items for each segment’s reported profit. The standard also permits disclosure of additional measures of segment profit. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company is currently assessing the impact of ASU 2023-07 on its disclosures.

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During March 2020, the FASB issued ASU No. 2020-04, Facilitation of the Effects of Reference Rate Reform on Financial Reporting. ASU No. 2020-04 provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform, if certain criteria are met. Entities could elect the optional expedients and exceptions included in ASU No. 2020-04 as of March 12, 2020 and through December 31, 2022. During December 2022, the FASB issued ASU No. 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848. These amendments defer the sunset date of Topic 848 from December 31, 2022 to December 31, 2024. The Company is currently assessing the effect that electing the optional expedients and exceptions included in ASU No. 2020-04 would have on its results of operation, financial position and cash flows.

During June 2016, the FASB issued ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments. ASU No. 2016-13 requires financial assets measured at amortized cost to be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. During November 2018, April 2019, May 2019, November 2019 and March 2020, respectively, the FASB also issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments - Credit Losses; ASU No. 2019-04, Codification Improvements to Topic 326, Financial Instruments - Credit Losses; ASU No. 2019-05 Targeted Transition Relief; ASU No. 2019-11, Codification Improvements to Topic 326, Financial Instruments - Credit Losses; and ASU No. 2020-03 Codification Improvements to Financial Instruments. ASU No. 2018-19 clarifies the effective date for nonpublic entities and that receivables arising from operating leases are not within the scope of Subtopic 326-20, ASU Nos. 2019-04 and 2019-05 amend the transition guidance provided in ASU No. 2016-13, and ASU Nos. 2019-11 and 2020-03 amend ASU No. 2016-13 to clarify, correct errors in, or improve the guidance. ASU No. 2016-13 (as amended) is effective for annual periods and interim periods within those annual periods beginning after December 15, 2022. Early adoption is permitted for annual and interim periods beginning after December 15, 2018. The implementation of ASU No. 2016-13 (as amended) on a prospective basis effective January 1, 2023 has had no material impact on the Company’s results of operations, financial position or cash flows.

NOTE 4. CONVERTIBLE PROMISSORY NOTE RECEIVABLE

	December 31	December 31
	2024	2023
Principal	$2,500,000	$2,500,000
Accrued interest receivable	442,029	199,570
Loss provision on convertible promissory note receivable	(2,942,029)	—
Convertible promissory note receivable, net	$—	$2,699,570

Effective November 23, 2022, AGIG entered into an agreement to provide $4,000,000 to an unrelated third party (“the Borrower”) by way of convertible promissory note: $2,000,000 million on signature of the agreement and the remaining balance of $2,000,000 on or before January 31, 2023. Accordingly, AGIG made an initial advance of $2,000,000 to Borrower by way of a secured convertible promissory note. The convertible promissory note had a two-year term beginning on November 23, 2022, bore interest at 8% per annum, was secured on the assets of the Borrower and was convertible, at AGIG’s option, into a membership interest in the Borrower. In December 2022, AGIG advanced a further $300,000 under the terms, bringing the total outstanding balance to $2,300,000 as of December 31, 2022. During the year ended December 31, 2023, AGIG advanced a further $200,000, bringing the total principal outstanding to $2,500,000 as of December 31, 2023.

Effective November 23, 2024, repayment was due to the Company of $2,500,000 in principal, together with accrued interest of $396,791. No repayment was received from the Borrower and the term of the convertible promissory note was extended to December 31, 2025 and the interest rate was increased from 8% to 15%.

As of December 31, 2024 and 2023, the balance due in respect of the convertible promissory note and accrued interest was $2,942,029 and $2,699,570, respectively.

During the year ended December 31, 2024, the Company recorded a full allowance of $2,942,029 for expected credit losses on its convertible promissory note receivable. Given the Borrower’s failure to repay the principal balance and accrued interest on the scheduled repayment date and availability of further information on the Borrower’s financial position, management determined that any future economic was highly uncertain, with no expected future cash flows and no marketability for sale or transfer.

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NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated Useful Life	December 31, 2024	December 31, 2023
Computer equipment	3 years	$3,602	$3,602
Accumulated depreciation		(3,290)	(2,086)
Total property and equipment, net		$312	$1,516

For the years ended December 31, 2024 and 2023, depreciation expense was $1,204 and $1,200, respectively.

NOTE 6. OTHER ASSETS

Capitalized Patent Costs

AGIG, through its 77.5% owned subsidiary, Abundia Biomass-to-Liquids Limited, has applied for a number of patents and a trademark relating to its proposed business plan. During the year ended December 31, 2024, a number of pending patents related to recycling of plastics were transferred from Abundia Biomass-to-Liquids Limited to a 100% AGIG owned subsidiary, Abundia Plastics Europe Limited. During the years ended December 31, 2024 and 2023, five and two patent applications, respectively, were granted. The only trademark application made by AGIG was abandoned during the year ended December 31, 2023.

	Estimated Useful Life	Cost	Accumulated Amortization	Net Book Value
December 31, 2024

Pending patent applications	N/A	$826,203	$—	$826,203
Granted patents	20 years	338,061	(18,404)	319,657
Total patent costs		$1,164,264	$(18,404)	$1,145,860

December 31, 2023

Pending patent applications	N/A	$665,062	$—	$665,062
Granted patents	20 years	180,664	(4,100)	176,564
Total patent costs		$845,726	$(4,100)	$841,626

During the years ended December 31, 2024 and 2023, the Company recognized amortization expense in respect of granted patents of $14,305 and $4,100, respectively.

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Deposits on License Agreements

	December 31	December 31
	2024	2023
Opening balance	$3,115,000	$2,375,000
Additional deposits	—	740,000
Impairment	(1,000,000)	—
Closing balance	$2,115,000	$3,115,000

Effective September 24, 2021, AGIG Plastics to Liquids LLC, a wholly owned subsidiary of AGIG, entered into a technology license and service agreement with, an unrelated third party that has developed the technology to transform plastic waste into petrochemical products, which can be further refined into fuels, waxes, and new plastic production. The purpose of the license agreement was to permit AGIG to utilize this technology in its plastics recycling plants. An initial non-refundable deposit of $500,000 was paid in respect of this agreement during the year ended December 31, 2022, which has been capitalized and is creditable against future license fees. A further non-refundable deposit of $500,000 was paid in respect of this agreement during the year ended December 31, 2023, which has also been capitalized and is creditable against future license fees. As of December 31, 2024 and 2023, the total non-refundable deposit that had been paid in respect of this agreement was $1,000,000. Further ongoing license fees become due and payable indefinitely as plants are built and commissioned.

Effective May 11, 2022, AGIG entered into a Services Agreement with a third-party manufacturer. The purpose of the Service Agreement is for the third party to manufacture and sell to AGIG the units required for the pyrolysis process used in our biomass to energy, fuels and chemicals process. At times through the terms of the agreement, the Company may be requested to provide payments at the request of the third party to fund costs associated with the agreement utilizing a cost-plus fixed fee method. These payments are applied to the initial deposit of the Services Agreement. During the year ended December 31, 2023, $240,000 was paid in additional deposits in respect of this agreement. As of December 31, 2024 and 2023, the total non-refundable deposits that had been paid in respect of this agreement was $1,115,000. The Services Agreement has an indefinite term. In connection with the Services Agreement, the Company entered into a separate License Agreement with the third-party manufacturer. The License Agreement provides the Company a defined number of units of the Licensor’s intellectual property and the proprietary rights know-how to the successful assembly, installation and operation of the units. The effective date of the agreement is the earlier of (i) an event of default, (ii) an intellectual property transfer amongst the parties, and (iii) a force majeure termination. In an event of default, the Company acquires the proprietary, patent-protected, clean energy system if the third-party manufacturer defaults on the Services Agreement for cash considerations.

Effective November 23, 2022, AGIG entered into a Development, Collaboration & License Agreement (“DCLA”) agreement with a third-party technology company. Under the term the DCLA, which has an initial term of 3 years, both parties entered into a Joint Development Project with both parties being entitled to license each other’s existing intellectual property. During the year ended December 31, 2022, AGIG paid a $1 million collaboration fee to support the development of the project, which is creditable against future license payments under the terms of DCLA. No further payments were made during the years ended December 31, 2024 and 2023 in respect of this agreement.

Effective December 31, 2024, upon assessment of all three license deposits, it was determined with respect to one of the licenses described above, that due to obtaining further information about the effectiveness of the technology of the License in question, the Company now does not intend to use the technology going forward. Accordingly, management determined that this license deposit no longer had any future economic benefit as there were no expected future cash flows, no alternative use, and no marketability for sale or transfer. The Company therefore wrote off $1,000,000 at December 31, 2024 representing the full carrying value of this License. The impairment was recognized in operating expenses as impairment of license deposit in the Company’s consolidated statements of operations. It was determined that no impairment was required in respect of the remaining two other license deposits at December 31, 2024.

Effective December 31, 2023, the Company performed a similar assessment for all three licenses and at that time determined that no write off was required in respect of any of the licenses.

NOTE 7. CONVERTIBLE NOTE PAYABLE

	December 31,	December 31,
	2024	2023
Convertible note payable	$5,000,000	$5,000,000
Unamortized debt issuance costs	—	—
Accrued interest	860,274	459,178
Convertible note payable, net debt issuance costs	$5,860,274	$5,459,178

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Effective November 7, 2022, AGIG entered into a $5,000,000 convertible note payable (the “Note”) with an interest rate of 8%. Repayment or conversion of this note into equity securities of AGIG occurs as follows (a) repayment at the Maturity date of November 7, 2023, or (b) at the Lender’s sole option, conversion of the outstanding principal and interest into equity securities of AGIG upon the closing of a private offering of AGIG equity securities (“Next Round Funding”). If the Lender exercises its option to convert the Note into equity securities, the Note is convertible into a variable number of equity securities at the same price paid by investors in the Next Round Funding to satisfy the outstanding Note balance. The Company has the option to extend the maturity date of the Note by 12 months with the mutual consent of the Lender.

At maturity, the term of the Note was extended for 3 months to February 7, 2024. Subsequent to December 31, 2023, the term of the Note was further extended to May 7, 2024 and subsequently to May 1, 2025.

As part of the funding agreement, AGIG undertook that, in the event that AGIG closed a future private offering of equity securities or securities convertible into equity securities (“Next Round Funding”), AGIG would issue a warrant with a term of 5 years to the Lender to purchase $5,000,000 worth of the securities issued in the Next Round Financing with an exercise price equivalent to 80% of the price paid by investors in the Next Round Financing.

As discussed further in Note 8 Warrant Liabilities below, the issued warrants were determined to have a fair value of $1,866,243. The $1,866,243 estimated value of the potential issuance of a future warrant, has been accounted for a debt issuance cost and amortized over the initial one-year term of the Note using the effective interest method.

During the years ended, December 31, 2024 and 2023, the Company incurred interest expense, including the amortization of debt discount costs, of $401,096 and $2,399,430, respectively, in respect of this Note.

NOTE 8: WARRANT LIABILITIES

As discussed in Note 7 Convertible Note Payable above, effective November 7, 2022, AGIG entered into a $5,000,000 convertible promissory note. As part of the funding agreement AGIG undertook that, in the event that AGIG closed a private offering of equity securities or securities convertible into equity securities (“Next Round Funding”), AGIG would issue a warrant with a term of 5 years to the Lender to purchase $5,000,000 worth of the securities issued in the Next Round Financing with an exercise price equivalent to 80% of the price paid by investors in the Next Round Financing.

The Company evaluated the warrants as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and applicable authoritative guidance from ASC 480 and ASC 815-40. The Company determined the warrants failed the indexation guidance under ASC 815-40, as they contain provisions that provide note holders with rights to a variable number of shares based on future financing terms. Specifically, should the Company undertake a private equity offering before the maturity date, the note holder will receive equity warrants to purchase securities issued in the Next Round Financing at an aggregate value of $5,000,000, with an exercise price equal to 80% of the price paid by investors in the offering. This embedded feature represents a deemed redemption feature due to the substantial premium received by the note holder. As a result, the Company concluded that the redemption feature require bifurcation from the convertible note and subsequent accounting as a freestanding warrant liability in accordance with ASC 815-40. The warrants had a fair value of $1,866,243 on issuance and were classified as liabilities with a corresponding decrease to the Note outstanding balance of $5,000,000 as a discount resulting in Debt Net of Discount Balance of $3,133,757. This discount was accreted over the initial one-year term of the Note as interest expense to par using the effective interest method as noted above. The effective interest rate was 42.10%. As of December 31, 2024 and 2023, the debt discount arising on the issuance of the warrants had been fully amortized.

Accordingly, pursuant to ASC 815-40, the Company recorded the fair value of the warrants as a liability upon issuance and marked to market each reporting period in the Company’s consolidated statement of operations until their exercise or expiration.

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The estimated fair value of the warrants was calculated using the Black Scholes model with the assumptions set out below, weighted for management’s estimate of the probability of a Next Round Financing being completed and discounted back to the valuation date using estimated venture capital rates of return.

	December 31	December 31,
Input	2024	2023
Expected term	5 years	5 years
Principal	$5,000,000	$5,000,000
Exercise price	$4,000,000	$4,000,000
Volatility	74.5%	76.3%
Dividend yield	0%	0%
Risk free rate of return	4.3%	3.8%
Estimated probability of occurrence of a Next Round Financing	2%	70%
Estimated venture capital rates of return	30%	30%

AGIG Plastics to Liquids LLC

Effective September 24, 2021, AGIG Plastics to Liquids LLC, a wholly owned subsidiary of AGIG, entered into a technology license and services agreement with a third-party technology provider. As part of the agreement, AGIG Plastics to Liquids LLC issued a warrant to the licensor to acquire the number of membership units in AGIG Plastics to Liquids LLC equivalent to 1.5% of its fully diluted capitalization. The warrant has an exercise price of $0.01 per membership unit, a term of 10 years and is exercisable in the event of a change of control or public listing of AGIG Plastics to Liquids LLC or its parent.

The Company evaluated the warrants as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and applicable authoritative guidance from ASC 480 and ASC 815-40. The Company determined the warrants failed the indexation guidance under ASC 815-40, as they contain provisions that provide note holders with rights to a variable number of shares. Accordingly, pursuant to ASC 815-40, the Company recorded the fair value of the warrants as a liability upon issuance and marked to market each reporting period in the Company’s consolidated statements of operations until their exercise or expiration. However, no fair value has been assigned to these warrants as AGIG Plastics to Liquids LLC has no equity, no planned operations, and consequently only nominal projected value.

The remaining outstanding term of the warrants was 6.7 years and 7.7 years at December 31, 2024 and 2023, respectively.

NOTE 9: FAIR VALUE MEASUREMENTS

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, government grant receivables, prepaid expenses and other current assets, accounts payable and accrued expenses approximate fair value given the short-term nature of these instruments.

The carrying amounts of convertible promissory note approximates fair value given these instruments bear prevailing market interest rates.

Recurring Fair Value Measurements

The fair value of financial instruments measured on a recurring basis as of December 31, 2024 and 2023 consisted of the following:

Description	Level 1	Level 2	Level 3	Total December 31, 2024
Warrant liabilities	$—	$—	$45,965	$45,965

Description	Level 1	Level 2	Level 3	Total December 31, 2023
Warrant liabilities	$—	$—	$2,130,115	$2,130,115

The changes in the fair value of the warrant liabilities for the years ending December 31, 2024 and 2023 are summarized as follows:

Fair value at issuance January 1, 2023	$2,010,802
Change in fair value of warrant liabilities	119,313
Fair value at December 31, 2023	2,130,115
Change in fair value of warrant liabilities	(2,084,150)
Fair value at December 31, 2024	$45,965

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Non-recurring Fair Value Measurements

Certain assets, including long-lived assets and certain financial instruments, are measured at fair value on a non-recurring basis if it is determined that impairment indicators are present using Level 3 inputs.

During the year ended December 31, 2024, the Company recorded impairments of $1,000,000 related to a license deposit and $2,942,029 related to expected credit losses on its convertible note receivable.

During the year ended December 31, 2023, the Company recorded impairment of $165,843 related to capitalized fees from an abandoned asset acquisition.

NOTE 10: GRANT INCOME AND GOVERNMENT GRANT RECEIVABLE

Grant income relates to a grant awarded by the UK government to the Company’s UK subsidiary company, Abundia Biomass-to-Liquids Ltd, under its Advance Fuel Fund competition for the development of sustainable aviation fuel production plants in the UK. The total grant amount awarded was £4,484,431 ($5,400,000) and is delivered as a reclaim for eligible project-related expenditure paid each quarter.

The grant reimburses the Company for pre-approved eligible project research and development costs, related professional fees and general and administrative costs. These costs are included in the Company’s operating expenses in the Company’s consolidated statements of operations. The eligible expenses for reimbursement also include a 20% mark up on certain related administrative and staff costs.

During the year end December 31, 2024, the Company incurred $2,545,783 in expenditure eligible for reimbursement which has been recognized as grant income in other income in the consolidated statements of operations. The Company received reimbursement of $2,340,359 during the year ended December 31, 2024 and the balance of $205,424 is recorded on the consolidated balance sheets at December 31, 2024 as government grant receivable.

NOTE 11: COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various legal disputes in the normal course of business. While management cannot predict the outcome of these proceedings with certainty, management does not believe that an adverse result in any pending legal or regulatory proceeding, individually or in the aggregate, would be material to the Company’s financial position, results of operations or cash flows. Management is not aware of any adversarial legal proceedings against the Company during the years ended December 31, 2024 and 2023 or pending as at December 31, 2024.

NOTE 12. MEMBERS’ EQUITY (DEFICIT)

Members’ Interests

The Company has been constituted as a limited liability corporation and as such has no designated share capital of any description. Each Member owns a “Membership Interest” in the Company.

During the years ended December 31, 2024 and 2023, AGIG received members’ contributions totaling $2,395,100 and $3,388,185, respectively.

NOTE 13. SUBSEQUENT EVENTS

The Company evaluated subsequent events after December 31, 2024, in accordance with FASB ASC 855 Subsequent Events, through the date of the issuance of these financial statements and has determined that no material subsequent events have occurred for which disclosure is required other than as described below:

Effective February 20, 2025, AGIG signed a Share Exchange Agreement with Houston American Energy Corp (“HUSA”). Under the terms of the agreement, HUSA will acquire 100% of AGIG’s issued and outstanding units from AGIG’s members and HUSA will issue to AGIG’s members a number of shares of HUSA common stock which shall equal 94% of HUSA’s aggregate issued and outstanding common stock at the time of the Closing.

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